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Exhibit 23.1

INDEPENDENT ACCOUNTANTS' CONSENT

        We consent to the use in the September 30, 2002 Form 10-QSB of our review report, dated November 4, 2002, accompanying the financial statements and schedules.

/s/ SUMMER, SPENCER & CAVANAUGH, CPAS, CHARTERED Summer, Spencer & Cavanaugh, CPAs, Chartered Topeka, Kansas November 14, 2002

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  Exhibit 23.1
INDEPENDENT ACCOUNTANTS' CONSENT